As filed with the Securities and Exchange Commission on May 24, 2005

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Wave Systems Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3477246
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

480 Pleasant Street Lee, Massachusetts 01238

(Address of Principal Executive Offices) (Zip Code)

2004 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Steven K. Sprague

Chief Executive Officer

480 Pleasant Street

Lee, Massachusetts 01238

(Name and address of Agent for Service)

(413)-243-1600

Telephone Number, Including Area Code, of Agent for Service

Copy to:

Neil W. Townsend
Bingham McCutchen LLP
399 Park Avenue
New York, NY 10022
(212) 705-7400

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $.01 par value	3,000,000	$0.70	$2,100,000	$247.17

(1)           Represents shares issuable under Wave Systems Corp. 2004 Employee Stock Purchase Plan.  Such number may be adjusted in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split or other event involving the Registrant.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock, $.01 par value per share, as reported on the NASDAQ National Market May 17, 2005.  It is not known how many shares, if any, will be purchased under the Plan or at what price such shares will be purchased.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Wave Systems Corp. (the “Registrant”) with the SEC are hereby incorporated by reference in this Registration Statement:

(a)                                  The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed on March 16, 2005;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed on May 10, 2005;

(c)                                  The Registrant’s Current Reports on Form 8-K filed on February 1, 2005, March 17, 2005 and April 29, 2005; and

(d)                                 The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the SEC under Section 12(g) of the Exchange Act on August 22, 1994 including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts or Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers

The Company is a Delaware corporation.  The Company’s Articles of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the full extent permitted by law.  Section 145 of the General Corporation Law of Delaware (“DGCL”) provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

Section 145 of the DGCL provides that the Company may indemnify, subject to the standards set forth therein, any person who is a party to any action, suit, or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company or is or was serving as such with respect to another entity at the request of the Company.  The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

The Amended and Restated Certificate of Incorporation authorizes the Registrant to obligate itself to indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law, for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director or officer derived an improper personal benefit.  If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

The Restated By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.  If a claim is not paid in full by the Registrant within sixty days after a written claim has been received, the claimant may at any time thereafter bring suit against Wave to recover the unpaid amount of the claim.

The above discussion of the Company’s Certificate of Incorporation and bylaws and Section 145 of the DGCL is not exhaustive, and is qualified in its entirety by the full text of those docuements and law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1           Wave Systems Corp. 2004 Employee Stock Purchase Plan

5.1                                 Opinion and Consent of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1                           Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2                           Consent of KPMG LLP.

24                                    Power of Attorney (included in signature page)

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however,  that paragraphs (i) and (ii) above do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, State of Massachussetts, on this 24th day of May, 2005.

WAVE SYSTEMS CORP.

By:	/s/ Steven K. Sprague
Steven K. Sprague, Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned Officers and Directors of Wave Systems Corp., hereby severally constitute and appoint Steven K. Sprague and Gerard T. Feeney and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as Officers and Directors to enable Amistar Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven K. Sprague	Chief Executive Officer and Director	May 24, 2005
Steven K. Sprague

/s/ John E. Bagalay, Jr.	Director	May 24, 2005
John E. Bagalay, Jr.

/s/ George Gilder	Director	May 24, 2005
George Gilder

/s/ John E. McConnaughy, Jr.	Director	May 24, 2005
John E. McConnaughy, Jr.

/s/ Nolan Bushnell	Director	May 24, 2005
Nolan Bushnell

/s/ Gerard T. Feeney	Senior Vice President, Finance and Administration, Chief	May 24, 2005
Gerard T. Feeney	Financial Officer and Secretary (Principal Financial Officer, Principal Accounting Officer and Duly Authorized Officer of the Registrant)

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Wave Systems Corp. 2004 Employee Stock Purchase Plan
5.1	Opinion and Consent of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.

24	Power of Attorney (included in signature page).